Exhibit 10.22

November 1, 2015

J. Ralph Armijo
37 Brookhaven Place
Littleton, Colorado 80123

RE:	Amended and Restated Promissory Note originally made on November 30, 2011 (“Note”) by Aegis Identity Software, Inc. (the “Company”) in favor of Ralph Armijo

Dear Ralph,

This letter is to memorialize your request to apply all amounts due and payable under the Note toward the exercise of incentive stock options granted to you on October 31, 2011.  The Note has a principal balance of $49,600.00 and accrued interest of $5,456.00 as of October 1, 2015 for a total amount due of $55,056.00.  Based on an exercise price of $0.68 per share you could exercise the option to purchase 80,964 shares of common stock.

Once you have tendered the original promissory note marked “paid in full,” a signed copy of this letter agreement and a completed exercise notice the Company will proceed with the option exercise.

Please sign and date to acknowledge your agreement with these terms.

AEGIS IDENTITY SOFTWARE, INC.

/s/ Robert D. Lamvik
Robert D. Lamvik
Chief Executive Officer

ACKNOWLEDGED & AGREED:

/s/ J. Ralph Armijo
J. Ralph Armijo

EXERCISE NOTICE

Employee: J. Ralph Armijo
Vested Options: 250,000 shares
Exercise Price: $0.68 per share

----- COMPLETE BELOW IF YOU DESIRE TO EXERCISE YOUR OPTIONS-----

Number of Options Exercised:  80,964

Aggregate Exercise Price for Options Exercised:  55,056.00 (Per retired note)

Please print the exact spelling of the name under which title to the securities shall be taken, your address, email and social security number:

J. Ralph Armijo ralph.armijo@aegisidentity.com

37 Brookhaven Place, Littleton, Colorado 80123

By signing this exercise letter, you understand and agree that:

1.           the securities have not been (or will be in the foreseeable future) registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws;

2.           the securities cannot be sold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available;

3.           the securities are being acquired by you for your own account and not on behalf of any other person or entity.  The securities are being acquired for investment purposes and not for resale or distribution;

4.           you will not sell or attempt to sell the securities without registration under the Securities Act and any applicable state securities laws, unless exemptions from such registration requirements are available and you have satisfied Aegis Identity that an exemption is available for such sale; and

5.           Aegis Identity shall have the right to bar the transfer of the securities unless such transfer is permitted under the Securities Act.

UNDERSTOOD AND AGREED TO:

/s/ J. Ralph Armijo
J. Ralph Armijo

AMENDED AND RESTATED
PROMISSORY NOTE

USD $49,600.00	Englewood, Colorado December 1, 2014

THIS AMENDED AND RESTATED PROMISSORY NOTE (this “Note”) was originally made by Aegis Identity Software, Inc., a Colorado corporation the (“Maker”), in favor of Holder (as defined below) on November 30, 2011 (the “Original Note”) (the “Original Issue Date”) in the amount of Three Hundred Thirty-Three Thousand One Hundred Dollars and 00/100 ($333,100.00).  The Original Note was amended on July 24, 2013 to reduce the principle balance to Three Hundred Twenty-Seven Thousand Six Hundred Dollars and 00/100 ($327,100.00).  The outstanding principle balance of the Original Note on the date set forth above (“Effective Date”) is Forty-Nine Thousand Six Hundred Dollars and 00/1000 ($49,600.00).  This Note hereby amends and restates the Original Note issued by Maker to the Holder.  The Original Note issued to Holder is hereby cancelled.

FOR VALUE RECEIVED, Aegis Identity Software, Inc., a Colorado corporation (“Maker”), hereby promises to pay to the order of J. Ralph Armijo, an individual residing in the State of Colorado (“Holder”), in lawful money of the United States at the address of Holder set forth herein, or such other place as the Holder may designate, the principal amount of Forty-Nine Thousand Six Hundred Dollars and 00/100 ($49,600.00) together with accrued Interest.  This Note has been executed by Maker on the Effective Date as evidence of the aggregate amount of the short-term loans made by Holder to Maker as set forth on Exhibit A.

1.           Maturity Date.  The principle amount of this Note, all accrued Interest, fees and any other sums due hereunder are due and payable in full on or before March 31, 2015 (the “Maturity Date”).  The parties may mutually agree to extend the Maturity Date.

2.           Interest Rate.  This Note shall accrue interest on the outstanding principle balance at the rate of twelve percent (12%) per annum calculated from the Effective Date (“Interest”), to be paid on the Maturity Date.

3.           Application of Payments.

    3.1           Except as otherwise expressly provided herein, payments under this Note shall be applied first to the repayment of any sums incurred by Holder for the payment of any expenses in enforcing the terms of this Note, then to the repayment of Interest and fees, and then to the reduction of the principal balance of the Note.

    3.2           Upon payment in full, this Note shall be marked “Paid in Full” and returned to Maker.

4.           Waiver of Notice.  Maker hereby waives diligence, notice, presentment, protest, demand and also notice of protest, demand and dishonor and nonpayment of this Note, and expressly agrees that this Note, or payment hereunder, may be extended from time to time, all without in any way affecting the liability of the Maker.

5.           Transfer.  This Note may be transferred by Holder at any time, provided that such transfer complies with applicable securities laws.

6.           Events of Default.  The occurrence of any of following events (each an “Event of Default”), not cured in any applicable cure period, shall constitute an Event of Default of Maker:

6.1           The failure to make when due the payment described in this Note, whether on or after the Maturity Date, by acceleration or otherwise, that is not cured within ten (10) business days following notice thereof to Maker; and

6.2           A breach of any material covenant or other provision of this Note, if capable of being cured, is not cured within ten (10) business days following notice thereof to the Maker; and

6.3           (i) The application for the appointment of a receiver or custodian for Maker or the property of Maker, (ii) the entry of an order for relief or the filing of a petition by or against Maker under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against Maker, or (iv) the insolvency of Maker.

Upon the occurrence of any Event of Default that is not cured within any applicable cure period, if any, Holder may elect, by written notice delivered to Maker, to take any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid balance, including all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Maker, anything contained herein to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity.

7.           Prepayment.  Maker may prepay the principal amount outstanding under this Note, in whole and in part, at any time without penalty.

8.           Miscellaneous.

8.1           Successors and Assigns.  Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

8.2           Loss or Mutilation of Note.  Upon receipt by Maker of evidence satisfactory to Maker of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Maker, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Maker shall execute and deliver to Holder a new promissory note of like tenor and denomination as this Note.

8.3           Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile, by a scanned PDF transmission via email (receipt confirmed electronically), shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Maker, to:

Aegis Identity Software, Inc.
750 W. Hampden Ave.
Suite 120
Englewood, CO 80110
Attn:           Robert Lamvik
Fax:           (303) 222-1058
Email: bob.lamvik@aegisidentity.com

if to the Holder, to:

J. Ralph Armijo
37 Brookhaven Place
Littleton, CO 80123
Facsimile No.: __________________
Email: ________________________

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed.  All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally, by facsimile or by scanned PDF transmission via email, provided that any such facsimile or email is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

8.4           Governing Law.  This Note shall be governed in all respects by the laws of the State of Colorado as applied to agreements entered into and performed entirely within the State of Colorado by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.

8.5           Waiver and Amendment.  Any term of this Note may be amended, waived or modified only with the written consent of Maker and Holder.

8.6           Enforceability.  If any provision of this Note is determined to be invalid or unenforceable by a court or other authority with like jurisdiction, the remainder of this Note shall not be affected thereby and there shall be added a valid and enforceable provision as similar in terms as possible to the affected provision.

8.7           Remedies: Costs of Collection: Attorneys’ Fees.  No delay or omission by Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Holder and the undersigned or any other person shall be deemed a waiver by Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Holder or the exercise of any other right, remedy, power or privilege by Holder. The rights and remedies of Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity.  If an Event of Default occurs, Maker agrees to pay, in addition to the principal balance of the Note, reasonable attorneys’ fees and any other reasonable costs incurred by Holder in connection with its pursuit of its remedies under this Note.

*  *  *  *  *

IN WITNESS WHEREOF, Maker has caused this Note to be signed on the Effective Date.

MAKER:

AEGIS IDENTITY SOFTWARE, INC.

By:	/s/ Robert D. Lamvik
Robert D. Lamvik
President, Chief Operating Officer and Treasurer

Acknowledged, accepted and agreed to as of the date set forth above:

/s/ J. Ralph Armijo
J. Ralph Armijo

Exhibit A

Date	Loan Amount

8/10/2011	17,500.00
8/10/2011	4,000.00
9/8/2011	10,000.00
9/12/2011	20,000.00
9/13/2011	15,000.00
9/26/2011	3,000.00
9/30/2011	4,500.00
10/4/2011	28,000.00
10/8/2011	64,600.00
10/24/2011	10,000.00
10/27/2011	32,000.00
10/28/2011	23,000.00
11/2/2011	16,000.00
11/3/2011	50,000.00
11/30/2011	30,000.00